UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2007

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1.000-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2007, Evans National Bank (the "Bank"), a nationally chartered bank and wholly-owned subsidiary of Evans Bancorp, Inc. ("Evans Bancorp") entered into an employment agreement with Gary A. Kajtoch in connection with his service as Chief Financial Officer and Senior Vice President of the Bank. As previously reported, effective April 1, 2007, Mr. Kajtoch also serves as Treasurer (Principal Financial Officer) of Evans Bancorp.

The terms and conditions of Mr. Kajtoch’s employment with the Bank are set forth in the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference into and in response to this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 19, 2007, David J. Nasca, President and Chief Executive Officer of Evans Bancorp and the Bank was granted 2,500 shares of restricted common stock of Evans Bancorp. This grant is consistent with the terms of Mr. Nasca’s Employment Agreement with Evans Bancorp and Evans Bank and was made pursuant to the Evans Bancorp, Inc. 1999 Stock Option and Long-Term Incentive Plan (as amended and restated January 27, 2003).

The terms and conditions of the restricted stock grant are set forth in the Restricted Stock Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated by reference into and in response to this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Agreement – Gary A. Kajtoch

10.2 Restricted Stock Agreement – David J. Nasca

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

April 23, 2007	By:	David J Nasca

Name: David J Nasca
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement
10.2	Restricted Stock Agreement